Exhibit 10.42

EXECUTION VERSION

GUARANTEE

MADE BY

CAKE MARKETING UK LTD.

IN FAVOR OF

BEEDIE INVESTMENTS LIMITED

AS OF

JANUARY 25, 2018

McCarthy Tétrault LLP
Suite 2400, 745 Thurlow Street
Vancouver, British Columbia V6E 0C5

GUARANTEE

THIS GUARANTEE is made as of January 25, 2018.

WHEREAS the undersigned (the “Guarantor”) has agreed to provide Beedie Investments Limited (the “Lender”) with a guarantee of the Obligations (as hereinafter defined) of Accelerize Inc. (the “Obligor”);

AND WHEREAS the Guarantor has agreed that if the guarantee is not enforceable, the Guarantor will indemnify the Lender or be liable as primary obligor;

AND WHEREAS in this instrument, unless something in the subject matter or context is inconsistent therewith, “Guarantee” means this instrument including its recitals as amended from time to time;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees with the Lender as follows:

ARTICLE 1 - GUARANTEE

1.01	Guarantee

The Guarantor hereby unconditionally and irrevocably guarantees payment of all the debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Obligor to the Lender or remaining unpaid by the Obligor to the Lender pursuant to the credit agreement made as of January 25, 2018, as amended from time to time (the “Credit Agreement”), between the Obligor and the Lender, including the amount of any judgment or award made against the Obligor for the benefit of the Lender in connection with the Credit Agreement (collectively, the “Obligations”).

1.02	Indemnity

If any Obligation is not duly paid by the Obligor and is not recoverable under Section 1.01 for any reason whatsoever, the Guarantor will, as a separate and distinct obligation, indemnify and save harmless the Lender from and against all losses resulting from the failure of the Obligor to pay such Obligation.

1.03	Primary Obligation

If any Obligation is not duly paid by the Obligor and is not recoverable under Section 1.01 or the Lender is not indemnified under Section 1.02, in each case, for any reason whatsoever, such Obligation will, as a separate and distinct obligation, be paid by and be recoverable from the Guarantor as primary obligor.

1.04	Obligations Absolute

The liability of the Guarantor hereunder will be for the full amount of the Obligations without apportionment, limitation or restriction of any kind, will be continuing, absolute and unconditional and will not be affected by any law, regulation or other event, condition or circumstance or any other act, delay, abstention or omission to act of any kind by the Obligor, the Secured Party or any other person, that might constitute a legal or equitable defence to or a discharge, limitation or reduction of the Guarantor’s Obligations hereunder, other than as a result of the indefeasible payment or extinguishment in full of the Obligations, including:

(a)	the invalidity, illegality or lack of enforceability of the Obligations or any part thereof or of any agreement between the Obligor and the Lender;

(b)	any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of government;

(c)

the bankruptcy, winding-up, liquidation, dissolution, moratorium, readjustment of debt or insolvency of the Obligor or any other person, including any discharge or bar against collection of any of the Obligations, or the amalgamation of or any change in the existence, structure, name, status, function, control, constitution or ownership of the Obligor, the Guarantor, the Lender or any other person;

(d)

any lack or limitation of power, incapacity or disability on the part of the Obligor or of the directors, partners or agents thereof or any other irregularity, defect or informality on the part of the Obligor in its obligations to the Lender;

(e)	any limitation, postponement, prohibition, subordination or other restriction on the right of the Lender to payment of the Obligations; or

(f)

any interest of the Lender in any property whether as owner thereof or as holder of a security interest therein or thereon, being invalidated, voided, declared fraudulent or preferential or otherwise set aside, or by reason of any impairment of any right or recourse to collateral, and each of the foregoing is hereby waived by the Guarantor to the fullest extent permitted under applicable law. The foregoing provisions apply and the foregoing waivers will be effective to the fullest extent permitted under applicable law even if the effect of any action or failure to take action by the Lender is to destroy or diminish the Guarantor’s subrogation rights, the Guarantor’s right to proceed against the Obligor for reimbursement, the Guarantor’s right to recover contribution from any other person or any other right or remedy of the Guarantor.

ARTICLE 2 - DEALINGS WITH OBLIGOR AND OTHERS

2.01	No Release

The liability of the Guarantor hereunder will not be released, discharged, limited or in any way affected by anything done, suffered, permitted or omitted to be done by the Lender in connection with any duties or liabilities of the Obligor to the Lender or any security therefor including any loss of or in respect of any security received by the Lender from the Obligor or others. Without limiting the generality of the foregoing and without releasing, discharging, limiting or otherwise affecting, in whole or in part, the Guarantor’s liability hereunder, the Lender may, without obtaining the consent of or giving notice to the Guarantor:

(a)	discontinue, reduce, increase or otherwise vary the credit of the Obligor in any manner whatsoever;

(b)

make any change in the time, manner or place of payment under, or in any other term of, any agreement between the Obligor and the Lender or waive, in whole or in part and with or without conditions, the failure on the part of the Obligor to carry out any of its obligations under any such agreement;

(c)	grant time, renewals, extensions, indulgences, releases and discharges to the Obligor or any other person;

(d)	release or substitute, in whole or in part, any other guarantor of the Obligations or obtain a new guarantee of any of the Obligations from any other person;

(e)

subordinate, release, take or enforce, refrain from taking or enforcing or omit to take or enforce security or collateral from the Obligor or any other person or perfect, refrain from perfecting or omit to perfect security or collateral of the Obligor or any other person, whether occasioned by the fault of the Lender or otherwise;

(f)

to the extent permitted under applicable law, give or refrain from giving to the Obligor, the Guarantor or any other person notice of any sale or other disposition of any property securing any of the Obligations or any other guarantee thereof, or any notice that may be given in connection with any sale or other disposition of any such property;

(g)	accept compromises from the Obligor or any other person;

(h)	marshal, refrain from marshalling or omit to marshal assets;

(i)

apply all money or other property at any time received from the Obligor or from its security upon such part of the Obligations as the Lender may see fit or vary any such application in whole or in part from time to time as the Lender may see fit; and

(j)

otherwise deal, delay or refrain from dealing or omit to deal with the Obligor, the Guarantor and all other persons and security as the Lender may see fit and do, delay or refrain from doing or omit to do any other act or thing that under applicable law might otherwise have the effect, directly or indirectly, of releasing, discharging, limiting or otherwise affecting in whole or in part the Guarantor’s liability hereunder.

2.02	No Exhaustion of Remedies

The Lender will not be bound or obligated to exhaust its recourse against the Obligor or other persons or any security or collateral it may hold or take any other action before being entitled to demand payment from the Guarantor hereunder.

2.03	Prima Facie Evidence

Any account settled or stated in writing by or between the Lender and the Obligor in respect of any Obligation will be prima facie evidence that the balance or amount thereof appearing due to the Lender is so due.

2.04	No Set-off

In any claim by the Lender against the Guarantor, the Guarantor may not claim or assert any set-off, counterclaim, claim or other right that either the Guarantor or the Obligor may have against the Lender or any other person.

2.05	Continuing Guarantee

The obligations of the Guarantor hereunder will constitute and be continuing obligations and will apply to and secure any ultimate balance due or remaining due to the Lender and will not be considered as wholly or partially satisfied by the payment or liquidation at any time of any sum of money for the time being due or remaining unpaid to the Lender. This Guarantee will continue to be effective even if at any time any payment of any of the Obligations is rendered unenforceable or is rescinded or must otherwise be returned by the Lender upon the occurrence of any action or event including the insolvency, bankruptcy or reorganization of the Obligor or the Guarantor or otherwise, all as though such payment had not been made.

ARTICLE 3 - DEMAND

3.01	Demand

Upon the occurrence of an Event of Default (as defined in the Credit Agreement) that has not been either cured or waived in accordance with the provisions of the Credit Agreement, the Lender will be entitled to make demand upon the Guarantor for payment of all Obligations. The Guarantor will pay to the Lender the total amount guaranteed hereunder forthwith after demand therefor is made to the Guarantor. In addition, the Guarantor will pay to the Lender forthwith upon demand all reasonable costs and expenses incurred by the Lender in collecting and enforcing the Obligations and in enforcing this Guarantee, including reasonable legal fees and disbursements on a full indemnity basis.

3.02	Stay of Acceleration

If acceleration of the time for payment of any amount payable by the Obligor in respect of the Obligations is stayed upon the insolvency, bankruptcy, arrangement or reorganization of the Obligor or any moratorium affecting the payment of the Obligations, all such amounts that would otherwise be subject to acceleration will nonetheless be payable by the Guarantor hereunder forthwith on the demand by the Lender.

3.03	Interest

Without duplication of interest accruing on the Obligations, the Guarantor will pay interest to the Lender at the rate or rates provided in the Credit Agreement for such Obligations on the unpaid portion of all amounts payable by the Guarantor under this Guarantee, including all reasonable costs and expenses incurred by the Lender in collecting and enforcing the Obligations and in enforcing this Guarantee, such interest to accrue from and including the date of demand by the Lender on the Guarantor to but excluding the date of payment thereof by the Guarantor.

ARTICLE 4 - ASSIGNMENT, POSTPONEMENT AND SUBROGATION

4.01	Assignment and Postponement

Subject to the Credit Agreement, all debts and liabilities, present and future, of the Obligor to the Guarantor are hereby assigned to the Lender and postponed to the Obligations, and all money received by the Guarantor in respect thereof will be held in trust for the Lender and forthwith upon receipt will be paid over to the Lender, the whole without in any way lessening or limiting the liability of the Guarantor hereunder and this assignment and postponement is independent of the guarantee, indemnity and primary obligor obligations contained in this Guarantee and will remain in full force and effect until, in the case of the assignment, the liability of the Guarantor under this Guarantee has been discharged or terminated and, in the case of the postponement, until all Obligations are performed and indefeasibly paid in full.

4.02	Subrogation

The Guarantor will not be entitled to subrogation until (a) the Guarantor performs or makes indefeasible payment to the Lender of all amounts owing by the Guarantor to the Lender under this Guarantee, (b) the Obligations are performed and indefeasibly paid in full and (c) the Lender has no further liability to advance money to, or incur any liability on behalf of, the Obligor. Thereafter, the Lender will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation and warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations and any security held therefor resulting from such performance or payment by the Guarantor.

ARTICLE 5 - GENERAL

5.01	Waiver of Notices

The Guarantor hereby waives promptness, diligence, presentment, demand of payment, notice of acceptance and any other notice with respect to this Guarantee and the Obligations guaranteed hereunder, except for the demand pursuant to Section 3.01.

5.02	Binding Effect of the Guarantee

This Guarantee will be binding upon the heirs, executors, administrators, other legal representatives and successors of the Guarantor and will enure to the benefit of the Lender and its successors and assigns.

5.03	Foreign Currency Obligations

The Guarantor will make payment relative to each Obligation in the currency (the “original currency”) in which the Obligor is required to pay such Obligation, in each case, in accordance with the provisions of the Credit Agreement. If the Guarantor makes payment relative to any Obligation to the Lender in a currency (the “other currency”) other than the original currency (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment will constitute a discharge of the liability of the Guarantor hereunder in respect of such Obligation only to the extent of the amount of the original currency that the Lender is able to purchase with the amount of the other currency it receives on the date of receipt, as determined by the Lender in accordance with its normal practice. If the amount of the original currency that the Lender is able to purchase is less than the amount of such currency originally due in respect of the relevant Obligation, the Guarantor will indemnify and save the Lender harmless from and against any loss or damage arising as a result of such deficiency. This indemnity will constitute an obligation separate and independent from the other obligations contained in this Guarantee, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Lender and will continue in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order. A certificate of the Lender as to any such loss or damage will constitute prima facie evidence thereof, in the absence of manifest error.

5.04	Taxes and Gross-Up by Guarantor

All payments by the Guarantor under this Guarantee, whether in respect of principal, interest, interest on overdue and unpaid interest, fees or any other Obligations, will be made in full without any deduction or withholding (whether in respect of duties, taxes, charges or other similar amounts) unless the Guarantor is prohibited by applicable laws from doing so, in which event the Guarantor will:

(a)	ensure that the deduction or withholding does not exceed the minimum amount legally required;

(b)

increase the sum paid by it to the Lender as necessary so that after making or allowing for all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been required;

(c)

pay to the relevant taxation or other authorities, within the period for payment required by applicable laws, the full amount of the deduction or withholding (including the full amount of any deduction or withholding applicable to any additional sums payable under this Section); and

(d)	furnish to the Lender promptly, as soon as available, an official receipt of the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

5.05	Entire Agreement

This Guarantee is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article 10 thereof. To the extent of any conflict between the terms contained in this Guarantee and the terms contained in the Credit Agreement, the terms of the Credit Agreement shall control. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties except as expressly set forth herein or in the Credit Agreement. The Lender will not be bound by any representations or promises made by the Obligor to the Guarantor and possession of this Guarantee by the Lender will be conclusive evidence against the Guarantor that this Guarantee was not delivered in escrow or pursuant to any agreement that it should not be effective until any condition precedent or subsequent has been complied with and this Guarantee will be operative and binding against the Guarantor notwithstanding the non-execution thereof by any other proposed signatory.

5.06	Financial Condition of Obligor

The Guarantor is fully aware of the financial condition of the Obligor and acknowledges that it will receive a benefit from the Lender entering into the Credit Agreement. So long as any of the Guarantor’s obligations hereunder remain undischarged the Guarantor will assume sole responsibility for keeping itself informed of the financial condition of the Obligor and of all circumstances bearing upon the nature, scope and extent of the risk that the Guarantor assumes or incurs hereunder and the Lender will not have a duty to advise the Guarantor of information known to the Lender regarding such circumstances or risks.

5.07	Acknowledgement of Documentation

The Guarantor acknowledges receipt of a true and complete copy of the Credit Agreement and all of the terms and conditions thereof. So long as any of the Guarantor’s obligations hereunder remain undischarged the Guarantor will assume sole responsibility for keeping itself informed, and requesting and obtaining copies from the Obligor or otherwise, of all amendments, modifications, supplements, restatements and replacements of the Credit Agreement and the Lender will not have a duty to advise or provide copies to the Guarantor of any such amendments, modifications, supplements, restatements and replacements.

5.08	Amendments and Waivers

No amendment to this Guarantee will be valid or binding unless set forth in writing and duly executed by the Guarantor and the Lender. No waiver of any breach of any provision of this Guarantee will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

5.09	Severability

If any provision of this Guarantee is determined by any court of competent jurisdiction to be illegal or unenforceable, that provision will be severed from this Guarantee and the remaining provisions will continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either the Lender or the Guarantor.

5.10	Notices

Notice to be given under this Guarantee shall, except as otherwise specifically provided, be in writing (including email) addressed to the party for whom it is intended and, unless the law deems a particular notice to be received earlier, a notice shall not be deemed received until actual receipt by the other party of an original of such notice or email thereof if sent by email. The addresses (including email addresses) of the parties hereto for the purposes hereof shall be the addresses set forth below, or such other mailing or email addresses as each party from to time may notify the other as aforesaid.:

To the Guarantor:

Cake Marketing UK Ltd.
74-78 Charlotte Street, 4th Floor
London, UK W1T 4QS

Attention:     Elizabeth D'Arcy-Potts
Email:            elizabeth@getCAKE.com

To the Lender:

Beedie Investments Limited

Suite 1580, 1111 West Georgia Street

Vancouver, British Columbia V6E 4M3

Attention:     David Bell
Email:           david.bell@beediecapital.com

5.11	Discharge

Unless all obligations of the Guarantor hereunder have been indefeasibly paid or performed, the Guarantor will not be discharged from any of its obligations hereunder except by a release or discharge signed in writing by the Lender.

5.12	Termination

Upon the occurrence of the Facility Termination Date (as defined in the Credit Agreement), this Agreement and all obligations of the Guarantor hereunder shall automatically terminate without delivery of any instrument or performance of any act by any party. The Lender will, at the Guarantor's sole expense, execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence such termination.

5.13	Remedies Cumulative

The rights and remedies of the Lender hereunder are cumulative and are in addition to, and not in substitution for, any other rights and remedies available at law or in equity or otherwise. No single or partial exercise by the Lender of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which the Lender may be entitled.

5.14	Governing Law

This Guarantee is governed by and will be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. The Guarantor and the Lender hereby irrevocably and unconditionally attorn to the non-exclusive jurisdiction of the courts of British Columbia and California and all courts competent to hear appeals therefrom.

5.15	Headings

The division of this Guarantee into Articles and Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Guarantee. The terms “hereof”, “hereunder” and similar expressions refer to this Guarantee and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Guarantee.

5.16	Extended Meanings

In this Guarantee words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, limited and unlimited liability companies, general and limited partnerships, associations, trusts, unincorporated organizations, joint ventures and governmental authorities. The term “including” means “including without limiting the generality of the foregoing”.

5.17	Interest Calculations and Payments

Unless otherwise stated, wherever in this Guarantee reference is made to a rate of interest “per annum” or a similar expression is used, such interest will be calculated on the basis of a calendar year of 365 days or 366 days, as the case may be, and using the nominal rate method of calculation and not the effective rate method of calculation or on any other basis that gives effect to the principle of deemed reinvestment of interest. Interest will continue to accrue after maturity and default and/or judgment, if any, until payment thereof, and interest will accrue on overdue interest, if any.

5.18	Interest Act (Canada)

For the purposes of this Guarantee, whenever interest to be paid hereunder is to be calculated on the basis of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or such other number of days in such period, as the case may be.

5.19	Executed Copy

The Guarantor acknowledges receipt of a fully executed copy of this Guarantee.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF the Guarantor has signed, sealed and delivered this Guarantee.

GUARANTOR:	CAKE MARKETING UK LTD.

January 25, 2018	Per:	/s/ Brian Ross
Date of Execution		Name: Brian Ross
		Title: CEO	c/s

Name:
Title:

Signature Page to Guarantee – Cake Marketing UK Ltd.